                                  VARLEN CORPORATION
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           (As Amended January 30, 1999)

                                 VARLEN CORPORATION
                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  TABLE OF CONTENTS



ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     ESTABLISHMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     2.1   "ACCRUED BENEFIT" . . . . . . . . . . . . . . . . . . . . . . . .1
     2.2   "ACT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.3   "ACTUARIAL EQUIVALENT". . . . . . . . . . . . . . . . . . . . . .2
     2.4   "AFFILIATE" . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.5   "APPENDIX". . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.6   "AUTHORIZED LEAVE OF ABSENCE" . . . . . . . . . . . . . . . . . .2
     2.7   "AVERAGE MONTHLY COMPENSATION". . . . . . . . . . . . . . . . . .2
     2.8   "BENEFICIARY".. . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.9   "BOARD OF DIRECTORS". . . . . . . . . . . . . . . . . . . . . . .3
     2.10  "CHANGE OF CONTROL" . . . . . . . . . . . . . . . . . . . . . . .3
     2.11  "COMMITTEE".. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.12  "COMPANY" . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.13  "COMPENSATION". . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.14  "DEATH BENEFITS". . . . . . . . . . . . . . . . . . . . . . . . .4
     2.15  "DISABILITY". . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.16  "EARLY RETIREMENT DATE".. . . . . . . . . . . . . . . . . . . . .4
     2.17  "EFFECTIVE DATE". . . . . . . . . . . . . . . . . . . . . . . . .5
     2.18  "EMPLOYEE". . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.19  "EMPLOYER". . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.20  "EMPLOYER PLAN BENEFITS". . . . . . . . . . . . . . . . . . . . .5
     2.21  "GOOD REASON" . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.22  "INTERNAL REVENUE CODE" . . . . . . . . . . . . . . . . . . . . .7
     2.23  "JOINT AND 50% SURVIVOR ANNUITY". . . . . . . . . . . . . . . . .7
     2.24  "LUMP SUM". . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.25  "NORMAL RETIREMENT DATE". . . . . . . . . . . . . . . . . . . . .7
     2.26  "PARTICIPANT" . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.27  "PAYMENT DATE". . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.28  "PLAN". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.29  "PLAN YEAR" . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.30  "RETIREMENT BENEFIT". . . . . . . . . . . . . . . . . . . . . . .8
     2.31  "SINGLE LIFE ANNUITY" . . . . . . . . . . . . . . . . . . . . . .8
     2.32  "SINGLE LIFE ANNUITY FOR A TEN-YEAR TERM CERTAIN" . . . . . . . .8
     2.33  "SPOUSE". . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.34  "TERMINATION OF EMPLOYMENT FOR CAUSE" . . . . . . . . . . . . . .8

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     2.35  "TERMINATION OF EMPLOYMENT" . . . . . . . . . . . . . . . . . . .8
     2.36  "YEARS OF SERVICE". . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

   PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

     3.1   ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.2   TERMINATION OF PARTICIPATION. . . . . . . . . . . . . . . . . . .9
     3.3   REEMPLOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.4   TRANSFER OF EMPLOYMENT. . . . . . . . . . . . . . . . . . . . . .9

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

   BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     4.1  NORMAL OR LATE RETIREMENT . . . . . . . . . . . . . . . . . . .  10
     4.2   EARLY RETIREMENT. . . . . . . . . . . . . . . . . . . . . . . . 10
     4.3   FORFEITURE. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.4   COMMITTEE DISCRETION. . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

   DEATH BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     5.1   ENTITLEMENT TO DEATH BENEFITS . . . . . . . . . . . . . . . . . 10
     5.2   REQUEST FOR DISTRIBUTION. . . . . . . . . . . . . . . . . . . . 11

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

   FORM AND PAYMENT OF RETIREMENT BENEFITS . . . . . . . . . . . . . . . . 12

     6.1   NORMAL FORM OF PAYMENT. . . . . . . . . . . . . . . . . . . . . 12
     6.2   OPTIONAL FORMS PAYMENT. . . . . . . . . . . . . . . . . . . . . 12
     6.3   DESIGNATION OF BENEFICIARY. . . . . . . . . . . . . . . . . . . 13
     6.4   EFFECT OF PARTICIPANT RESUMING EMPLOYMENT OR RECEIVING A
           LUMP SUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     7.1   AUTHORITY AND RESPONSIBILITY OF THE BOARD OF DIRECTORS. . . . . 14
     7.2   COMMITTEE MEMBERSHIP. . . . . . . . . . . . . . . . . . . . . . 14
     7.3   COMMITTEE STRUCTURE . . . . . . . . . . . . . . . . . . . . . . 14
     7.4   COMMITTEE ACTIONS.. . . . . . . . . . . . . . . . . . . . . . . 14
     7.5   COMMITTEE DUTIES. . . . . . . . . . . . . . . . . . . . . . . . 14
     7.6   BOARD AND COMMITTEE LIABILITY . . . . . . . . . . . . . . . . . 16
     7.7   COMMITTEE BONDING . . . . . . . . . . . . . . . . . . . . . . . 16
     7.8   COMMITTEE ALLOCATIONS AND DELEGATIONS OF RESPONSIBILITY.. . . . 16
     7.9   INFORMATION TO BE SUPPLIED BY EMPLOYERS . . . . . . . . . . . . 17
     7.10  RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.11  CAPACITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.12  EMPLOYER'S AGENT. . . . . . . . . . . . . . . . . . . . . . . . 17
     7.13  COMMITTEE DECISIONS FINAL.. . . . . . . . . . . . . . . . . . . 17

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ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

  CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     8.1   INITIAL CLAIM FOR PAYMENT . . . . . . . . . . . . . . . . . . . 17
     8.2   REVIEW OF CLAIM DENIAL. . . . . . . . . . . . . . . . . . . . . 17

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

  MAINTENANCE OF PLAN BY EMPLOYERS . . . . . . . . . . . . . . . . . . . . 18

     9.1   MAINTENANCE OF PLAN . . . . . . . . . . . . . . . . . . . . . . 18
     9.2   PROCEDURE FOR WITHDRAWAL. . . . . . . . . . . . . . . . . . . . 18

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

  AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . 18

    10.1   AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    10.2   TERMINATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . 19

ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

  EXCLUSIVITY OF SERVICES AND CONFIDENTIAL INFORMATION . . . . . . . . . . 19

     11.1  NON-COMPETITION . . . . . . . . . . . . . . . . . . . . . . . . 19
     11.2  NONDISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . 20
     11.3  REMEDIES: . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     11.4  LIMITATION OF APPLICATION.. . . . . . . . . . . . . . . . . . . 21

ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . 21

     12.1  SUCCESSOR ENTITY. . . . . . . . . . . . . . . . . . . . . . . . 21
     12.2  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . 22
     12.3  NONALIENATION OF PAYMENT. . . . . . . . . . . . . . . . . . . . 22
     12.4  TAXATION PRIOR TO RECEIPT.. . . . . . . . . . . . . . . . . . . 22
     12.5  ALLOCATION TO EMPLOYER. . . . . . . . . . . . . . . . . . . . . 22
     12.6  PRIOR BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . 23
     12.7  DEDUCTION OF TAXES FROM AMOUNTS . . . . . . . . . . . . . . . . 23
     12.8  FACILITY OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . 23
     12.9  MITIGATION OF EXCISE TAX. . . . . . . . . . . . . . . . . . . . 23
     12.10 EFFECT OF RETURN OF BENEFIT CHECKS. . . . . . . . . . . . . . . 24
     12.11 SMALL PENSIONS. . . . . . . . . . . . . . . . . . . . . . . . . 24
     12.12 CONTRACT OF EMPLOYMENT. . . . . . . . . . . . . . . . . . . . . 24
     12.13 SOURCE OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . 24
     12.14 LIMITATION ON LIABILITY . . . . . . . . . . . . . . . . . . . . 24
     12.15 ENFORCEMENT OF PLAN . . . . . . . . . . . . . . . . . . . . . . 24
     12.16 NO OBLIGATIONS TO MITIGATE DAMAGES; NO EFFECT ON OTHER
           CONTRACTUAL RIGHTS  . . . . . . . . . . . . . . . . . . . . . . 25
     12.17 HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     12.18 INVALIDITY OF CERTAIN PROVISIONS. . . . . . . . . . . . . . . . 26
     12.19 LAW GOVERNING . . . . . . . . . . . . . . . . . . . . . . . . . 26

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


                                 VARLEN CORPORATION
                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           (As Amended January 30, 1999)


                                     ARTICLE I


                                   ESTABLISHMENT

       Varlen Corporation hereby amends and restates the Executive Benefit Plan of Varlen Corporation and its Participating subsidiaries and establishes, effective January 1, 1989, the Varlen Corporation Supplemental Executive Retirement Plan for the purpose of providing supplemental retirement benefits for one or more selected Employees. The Plan is intended as an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees and shall be construed and administered in accordance with such intention.

                                     ARTICLE II

                                    DEFINITIONS

       The following Sections of this Article II provide definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as may be expressly provided, the terms shall be deemed to have the following meanings:

       2.1 "ACCRUED BENEFIT" means the benefit to which a Participant may be entitled hereunder. The Accrued Benefit shall be an amount payable according to the terms and provisions of Article VI herein. A person's Accrued Benefit, as of any determination date prior to his Normal Retirement Date, is computed as if the person were to incur a Termination of Employment on the determination date, considering Years of Service, Employer Plan Benefits and Average Monthly Compensation as of the determination date. The Accrued Benefit of a Participant is equal to:

              (a) fifty percent (50%) of the Participant's Average Monthly Compensation multiplied by a fraction, not to exceed one, the numerator of which is the Participant's Years of Service (not to exceed 15) and the denominator of which is fifteen (15); REDUCED BY

              (b) the monthly benefit payable to the Participant in the form of a Single Life Annuity for a Ten-Year Term Certain commencing at Normal Retirement Date, the value of which is the Actuarial Equivalent of the Participant's Employer Plan Benefits (as defined in Section 2.20).

The amount determined under this Section 2.1 shall be determined at any point in time for a Participant who is an Employee. For a Participant who is not an Employee, the final

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calculation of the Accrued Benefit shall occur as of the date he was last an
Employee. Each and any calculation shall be subject to the rules of the Committee respecting such calculation. The Accrued Benefit represents an unfunded obligation of the Employers, the payment of which is subject to all the terms and conditions of this Plan.

       2.2 "ACT" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

       2.3 "ACTUARIAL EQUIVALENT" means, for purposes of computing the value of Employer Plan Benefits and optional forms of benefit payments and any adjustments called for under the terms of the Plan for benefits commencing other than at Normal Retirement Date, when such interest rate assumptions and mortality assumptions are not otherwise provided for in this Plan, the benefit having the same value as the benefit which it replaces, based upon such interest rates and mortality assumptions as the Committee may determine, provided that in the event of a Change of Control or the termination of the Plan the Committee shall establish the interest rates and mortality assumptions which shall be set forth in an Appendix and shall be and become a part of the Accrued Benefit.

       2.4 "AFFILIATE" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.


       2.5 "APPENDIX" means a written supplement attached to this Plan and made a part hereof which has been added in accordance with the provisions of the Plan.

       2.6 "AUTHORIZED LEAVE OF ABSENCE" means an absence, with or without compensation, authorized by the Employer or the Affiliate under its standard personnel practices, provided the Employee returns to employment with the Employer or the Affiliate within the period specified for the absence.

       2.7 "AVERAGE MONTHLY COMPENSATION" means the average obtained by dividing the sum of the person's Compensation for the 60 consecutive month period of employment within the 120 consecutive month period of employment preceding the earlier of the date of the Participant's obtaining age 62 or the Participant's Termination of Employment (but taking into account any period for which Compensation is determined under Section 2.13) (excluding any first and last partial month of employment), which produces the largest sum, by sixty (60). If a person has less than a 120 consecutive month period of Compensation, Average Monthly Compensation shall mean the sum of the person's Compensation earned for all complete months which produces the largest sum, but not to exceed sixty (60), divided by the number of months, but not to exceed sixty (60), during this period for which he received Compensation. For purposes of this Section 2.7, the calendar month which ends coincident with or immediately preceding the calendar month in which occurs a Termination of Employment or the date the Participant attains age 62 and the calendar month commencing coincident with or immediately following a

Participant's return to employment shall be considered consecutive. If a Participant is employed on less than a full time basis at any time during the 120 consecutive month period preceding the Termination of Employment or the date the Participant attains age 62, whichever is earlier, compensation for any period during which he is not employed on a full time basis shall be adjusted by the Committee in its discretion to be the Compensation which would have been paid had the Participant been employed on a full time basis.

       2.8 "BENEFICIARY" means any person (including any trust, estate or other entity) entitled to receive a Participant's death benefits hereunder in accordance with a form of payment under Article VI.

       2.9 "BOARD OF DIRECTORS" OR "BOARD" means the Board of Directors of the Company.

       2.10 "CHANGE OF CONTROL" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto, whether or not the Company is then subject to such reporting requirements; provided, however, without limiting the generality of the foregoing, a Change in Control shall be deemed to have occurred if:

              (a) Any Person or Group (as those terms are defined in Section 13(d) and 14(d) of the Exchange Act, including the rules thereunder) is or becomes the record or "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of twenty percent or more of the securities of the Company entitled to vote generally in the election of directors of the Company; or

              (b) A reorganization, merger, consolidation, complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company or other similar transaction (in each case, other than pursuant to any bankruptcy, insolvency, or similar law) occurs;

              (c) A change occurs in the composition of a majority of the board of directors of the Company as constituted on January 1, 1993, excluding any change where nomination of a successor director was approved by at least a majority of those members who were members of the board on January 1, 1993, or their successors if so approved for nomination by a majority of the board.

       2.11 "COMMITTEE" means the committee appointed pursuant to Article VII to administer the Plan.

       2.12 "COMPANY" means Varlen Corporation or, except in the event of determining whether there is or has been a Change of Control, any successor company by merger, consolidation, purchase or otherwise.

       2.13 "COMPENSATION" means the total compensation determined on a completed, calendar year basis and paid by all Employers to a Participant for personal services rendered, including regular salary, wages, bonuses (which shall be attributed to the last month of the period for which paid), commissions, vacation pay, short-term disability pay, amounts deferred pursuant to Section 401(k) of the Code or pursuant to any cash or deferred arrangement or amounts deferred pursuant to Section 125 of the Code, but excluding any amounts paid or accrued for whatever reason after the calendar year ending coincident with the calendar year in which occurs the earlier of the date the Participant attains age 62 and the date the Participant incurs a Termination of Employment, any amount paid or accrued under this Plan, living allowances, expense allowances, overtime pay, amounts paid for an extended work week, reimbursement for relocation, education or business expenses, imputed income under any employee benefit plan, non-cash awards and any employer contributions made to or benefits paid under any tax-qualified plan (other than amounts deferred under a cash or deferred arrangement), payments made pursuant to any accident or health insurance plan, stock options, any value received pursuant to a stock option or stock appreciation rights plan, any other distributions which receive special tax benefits and all other extraordinary compensation. For purposes of this Section 2.13, Compensation shall be attributed to the calendar year earned regardless of the calendar year in which paid, and if the earlier of the date a Participant incurs a Termination of Employment or attains age 62 is other than coincident with the end of a calendar year, the Committee shall determine what Compensation the Participant would have been paid for the completed calendar year, provided any estimate of bonus shall be determined by multiplying the Participant's base salary for the calendar year (as estimated by the Committee) by a percentage determined by the Committee to be equal to the average of the ratio of the Participant's bonus to base salary for the immediately preceding completed calendar years of employment, not to exceed five such years.

       2.14 "DEATH BENEFITS" means the benefits provided under Article V of the Plan.

       2.15 "DISABILITY" means a mental or physical condition which entitles the Participant to benefits under the long-term disability plan (including any insurance policy) of the Employer, provided that if there is no such plan or the Participant is an Employee but not covered by such plan, then "Disability" shall mean a mental or physical condition which renders the Participant permanently and continuously unable or incompetent to engage in any substantial gainful activity of the same type or at the same level as that in which the Participant has been employed at the time he incurred the Disability. Such determination shall be made by one or more physicians appointed by the Committee, on the basis of such medical and other competent evidence as the Committee shall deem relevant.

       2.16 "EARLY RETIREMENT DATE" means the date on which the Participant attains an age of not less than 55 and accrues not less than 15 Years of Service.

       2.17 "EFFECTIVE DATE" means January 1, 1989 for the Company and any entity which is an Employer on January 1, 1989. For all other Affiliates, it shall mean the date the Affiliate becomes an Employer.

       2.18 "EMPLOYEE" means any person who is a common-law employee of an Employer and renders services to an Employer on or after the Effective Date.

       2.19 "EMPLOYER" means the Company and any wholly owned, directly or indirectly, subsidiary of the Company.

       2.20 "EMPLOYER PLAN BENEFITS" means the sum of the benefits payable to the Participant or with respect to the Participant determined as a monthly benefit payable in the form of a Single Life Annuity for a Ten-Year Term Certain and further determined as follows:

              (a) any and all benefits attributable to Employer contributions, including any benefits previously distributed or for which an annuity contract has been purchased, which the Participant has accrued under any and all defined benefit pension plans (as defined in section 414 (j) of the Code) maintained, sponsored or contributed to by an Employer or an Affiliate (including any such plan maintained, sponsored or contributed to by an entity prior to its becoming an Affiliate except to the extent provided in an Appendix), which for purposes of this Plan shall be calculated as an amount payable in the Actuarial Equivalent form of Single Life Annuity with a Ten-Year Term Certain; provided that any amount of employee contribution described in Section 401(m) of the Code or which is a rollover contribution shall be excluded from the benefit hereunder;

              (b) any and all benefits attributable to Employer contributions, including any benefits previously distributed or for which an annuity contract has been purchased, which the Participant has accrued under any and all defined contribution plans (as defined in Section 414(i) of the Code) of an Employer or an Affiliate (including any such plan maintained, sponsored or contributed to by an entity prior to, its becoming an Affiliate, except to the extent provided in an Appendix), which for purposes of this Plan shall be calculated as an amount payable the Actuarial Equivalent form of a Single Life Annuity with a Ten-Year Term Certain; provided that any amount deferred and contributed to any defined contribution plan the taxation of which is deferred pursuant to
       Section 401(k) of the Code or is an amount of employee contribution described in Section 401(m) of the Code or which is a rollover contribution, shall be excluded from the benefit hereunder;

              (c) any and all benefits attributable to Employer contributions, including any benefits previously distributed or for which an annuity contract has been purchased, which the Participant has accrued under any and all plans of deferred compensation of an Employer or an Affiliate (including any such plan maintained, sponsored or contributed to by an entity prior to its becoming an Affiliate, except to the extent provided in an Appendix, and further including, without limitation, the Varlen Corporation
       Excess Benefit Plan), which for purposes of this Plan shall be calculated as an amount payable in the Actuarial Equivalent form of a Single Life Annuity with a Ten-Year Term Certain; provided that any amount of employee contribution described in Section 401(m) of the Code, and any amount which is a rollover contribution, under the Varlen Corporation Excess Benefit Plan shall be excluded from the benefit hereunder;

              (d) fifty percent (50%) of the Participant's primary social security benefit which for purposes of the Plan shall be calculated as an amount payable in the Actuarial Equivalent form of a Single Life Annuity with a Ten-Year Term Certain and shall be determined as the estimated monthly amount available to the, Participant under the provisions of Title II of the Social Security Act;

              (e) The amount of the Employer Plan Benefit and each component portion shall be determined in the sole discretion of the Committee, which discretion shall be applied reasonably and consistently with respect to Participants and Beneficiaries who are similarly situated.
       The Committee shall adopt rules governing the computation of such amount, including, without limitation, rules regarding calculation of the benefit under any defined benefit pension plan and the primary social security benefit, and the fact that an Employee does not actually receive such amount because of failure to apply or continuance of work, or for any other reason, shall be disregarded.

2.21   "GOOD REASON" shall mean:

              (a) The substantial diminution of a Participant's role in the operation of the Company;

              (b) The failure of the Company to pay a Participant a base salary at not less than the rate in effect immediately prior to the Change in Control;

              (c) The failure of the Company to provide a Participant with bonus opportunities and fringe benefits, including pension and medical benefits, substantially similar to those in effect immediately prior to the Change of Control except to the extent that changes in such benefits were made with the Participant's consent;

              (d) The Company's mandatory transfer of a Participant to another geographic location, except for business travel to an extent substantially consistent with the Participant's business travel obligations prior to the Change of Control; or

              (e) Failure of a successor to the Company to assume the Company's obligations under this Plan.

       2.22 "INTERNAL REVENUE CODE" OR "CODE" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

       2.23 "JOINT AND 50% SURVIVOR ANNUITY" means a monthly benefit payable during the lifetime of the Participant with the provision that 50% of such monthly benefit shall be payable to such Participant's Spouse in monthly installments commencing on the first day of the month in which the Participant dies and continuing thereafter during the remaining lifetime of the Spouse through the last monthly payment on or prior to such Spouse's death. In determining the Actuarial Equivalent value of the Joint and 50% Survivor Annuity, the age of the Spouse shall be increased by the lesser of 10 or the number of years by which the Participant's age exceeds the Spouse's age.

       2.24 "LUMP SUM" means a single sum payment of cash which is Actuarially Equivalent to the replaced Retirement Benefit or Death Benefit.

       2.25 "NORMAL RETIREMENT DATE" means the date the Participant attains age 62.

       2.26 "PARTICIPANT" means an Employee participating in the Plan as provided in Article III.

       2.27   "PAYMENT DATE" means the following:

              (a) In the case of a Retirement Benefit payable under Section 4.1, the first day of the month coinciding with or next following a Participant's Termination of Employment.

              (b) In the case of a Retirement Benefit payable under Section 4.2, the first day of the month coinciding with or next following the Participant's Normal Retirement Date, or if earlier, the date established under Section 4.2 by the Committee as the Participant's Payment Date in response to the Participant's request for early payment.

              (c) In the case of a Death Benefit payable under Section 5.1, the later of (1) the first day of the month coincident with or next following the Participant's date of death, or (2) the date established by the Committee in response to a Beneficiary's request.

              If a Participant is reemployed by the Company or an Affiliate prior to his Normal Retirement Date, any Payment Date determined under Paragraph (b) shall be disregarded.

       2.28 "PLAN" means the Varlen Corporation Supplemental Executive Retirement Plan, as stated herein, and as hereafter may be amended from time to time.

       2.29 "PLAN YEAR" means the 12 consecutive month period beginning January 1, 1989, and each successive calendar year thereafter.

       2.30 "RETIREMENT BENEFIT" means the benefit payable to a Participant under the provisions of Section 4.1 or 4.2.

       2.31 "SINGLE LIFE ANNUITY" means a benefit payable monthly during the lifetime of the Participant through the last monthly payment on or prior to such Participant's death.

       2.32 "SINGLE LIFE ANNUITY FOR A TEN-YEAR TERM CERTAIN" means a benefit payable during the lifetime of the Participant through the last month on or prior to such Participant's death, provided that if the Participant shall die prior to receiving 120 monthly payments (or the Actuarial Equivalent thereof) the Participant's Beneficiary shall receive the same monthly payment until the Participant and the Beneficiary have received in total 120 monthly payments.

       2.33 "SPOUSE" means the person who is living and has been married at least one year as of date of the Participant's death to the Participant within the meaning of the laws of the State of the Participant's residence or evidenced by a valid marriage certificate or other proof acceptable to the Committee.

       2.34   "TERMINATION OF EMPLOYMENT FOR CAUSE" OR "CAUSE" means:

              (a) The commission by a Participant of a willful wrong or a grossly negligent act which causes, or has the potential for causing, material harm to the Company;

              (b) The commission or perpetration by a Participant of any fraud upon the Company or any criminal act involving moral turpitude; or

              (c) A Participant's willful and continued failure substantially to perform his or her duties and obligations to the Company, which failure continues after the Company has given the Participant written notice thereof.

       2.35 "TERMINATION OF EMPLOYMENT" means the earliest of (a) resignation by the Employee for any reason, including Good Reason, (b) a dismissal of the Employee for any reason, (c) the disability of the Employee,
(d) death of the Employee or (e) the retirement of the Employee from an Employer or an Affiliate. The transfer of an Employee from employment by one Employer or Affiliate to employment by another Employer or an Affiliate shall not be regarded as a Termination of Employment.

       2.36   "YEARS OF SERVICE" means the sum of:

              (a) the years of credited service accrued under and as defined in the Executive Benefit Plan of Varlen Corporation and its Participating Subsidiaries as of January 1, 1989 (which amount is set forth in an Appendix hereto); and

              (b) the Participant's whole, completed twelve month periods, including the fractional parts thereof measured in whole, completed months, of continuous, uninterrupted employment by an Employer on and after January 1, 1989 including Authorized Leaves of Absence, measured from the date the Participant becomes an Employee of an Employer to the earlier of the date of his Termination of Employment or the date he attains age 62. Years of service accrued with an entity other than an Employer, including service prior to the date the entity becomes an Affiliate, shall be credited on and after January 1, 1989 for purposes of this Section only to the extent provided in an Appendix adopted by the Board or the Committee.

       Except as otherwise indicated by the context, any masculine terminology herein shall also include the feminine and neuter, the definition of any term herein in the singular may also include the plural, and the terms "herein", "hereunder", "hereof" or similar terminology shall refer to this Plan.

                                    ARTICLE III

                                   PARTICIPATION

       3.1 ELIGIBILITY. The Board, in its sole discretion, shall designate the Employee or Employees who shall participate in this Plan as Participants and shall designate the effective date of such participation.

       3.2 TERMINATION OF PARTICIPATION. A person will cease to be a Participant on the earliest of the date he receives the total distribution of his Accrued Benefit, the date of his death and the date he forfeits his Accrued Benefit in accordance with this Plan.

       3.3 REEMPLOYMENT. If a Participant incurs a Termination of Employment and is reemployed, such Participant shall not accrue Years of Service subsequent to such reemployment nor shall such Participant's Compensation be taken into account under the Plan unless and until the individual again becomes a Participant in accordance with Section 3.1. Any Years of Service accrued or Compensation earned prior to the Termination of Employment shall be considered upon reemployment only upon terms established by the Board or the Committee.

       3.4 TRANSFER OF EMPLOYMENT. A Participant who transfers from employment with an Employer to employment with another Employer or Affiliate shall remain a Participant, subject to Section 3.2.

                                     ARTICLE IV

                                      BENEFITS

       4.1 NORMAL OR LATE RETIREMENT. A Participant who has a Termination of Employment on or after attaining his Normal Retirement Date and who does not receive a benefit under Section 4.2 shall be entitled to his Accrued Benefit commencing on the Payment Date. The payment of the Retirement Benefit determined hereunder shall be governed by the provisions of Article VI as in effect on his Termination of Employment.

       4.2 EARLY RETIREMENT. A Participant who incurs a Termination of Employment on or after attaining his Early Retirement Date but who has not attained his Normal Retirement Date, and who does not receive a Retirement Benefit under Section 4.1 shall be entitled to his Accrued Benefit determined as of his Termination of Employment. Retirement Benefit payment timing and form shall be governed by the terms and provisions of Article VI herein; provided that the amount of the Retirement Benefit shall be reduced by .25% for each of the first 24 months by which the Payment Date precedes the Normal Retirement, and further reduced .5% for each of the next 60 months by which the Payment Date precedes the Normal Retirement Date, except that such reduction shall not apply if the Termination of Employment occurs subsequent to a Change of Control or in the case of the Termination of Employment of Richard L. Wellek. The payment of the Retirement Benefit determined hereunder shall be governed by the provisions of Article VI as in effect on his Termination of Employment.

       4.3 FORFEITURE. A Participant who incurs a Termination of Employment prior to the satisfaction of the requirements of Section 4.1 or 4.2, or who incurs a Termination of Employment for Cause or who violates the provisions of Article XI shall forfeit forever the Accrued Benefit and neither the Participant nor any Beneficiary of such Participant shall have any right to receive any payment under this Plan. A Participant who commits an act described in Section 2.34 or who violates the provisions of Article XI shall return any amount previously paid within 90 days after the Company notifies the Participant of such violation.

       4.4 COMMITTEE DISCRETION. The payment elections of Participants shall be subject to the approval of the Committee, which may be exercised without regard to similarly situated Participants.

                                     ARTICLE V

                                   DEATH BENEFITS

       5.1    ENTITLEMENT TO DEATH BENEFITS

              (a) AMOUNT AND CONDITIONS OF SPOUSE'S DEATH BENEFIT. If a participant who has attained his Normal or Early Retirement Date is deceased prior to his Payment Date the Spouse of such Participant shall be entitled to a Death Benefit. The Death Benefit provided shall commence on the Payment Date provided in Section 2.27(c) and shall be an amount equal to 50% of the Retirement Benefit the Participant would have received under the following circumstances:

              (i) In the case of a Participant who is an Employee on or after his Normal Retirement Date, the Retirement Benefit the Participant would have received under Section 4.1 had the Participant incurred a Termination of Employment and commenced to receive Retirement Benefits in the form of a Joint and 50% Survivor Annuity on the first day of the month following the date of death.

              (ii) In the case of a Participant who is an Employee on or after his Early Retirement Date, but not his Normal Retirement Date at the time of his death, the Retirement Benefit the Participant would have received under Section 4.2, had the Participant incurred a Termination of Employment and commenced to receive Retirement Benefits in the form of Joint and 50% Survivor Annuity on the date of death based upon the Participant's Average Monthly Compensation, Years of Service, and Employer Plan Benefits, determined as of the date of death.

              (b) SINGLE SUM PAYMENT. Notwithstanding anything herein to the contrary, a Spouse entitled to a Death Benefit under Section 5.1, may elect in writing, subject to the Committee's approval, after the death of the Participant to receive payment of the Death Benefit in a Lump Sum.

              (c) NO DEATH BENEFIT. If a Death Benefit is not paid in accordance with Section 5.1(a) or (b), or if the Spouse dies before the Payment Date of such Death Benefit, no Death Benefit shall be paid from the Plan.

       5.2 REQUEST FOR DISTRIBUTION. Payment of any Death Benefits to which a Spouse may be entitled under this Article V shall not begin until the Spouse has submitted to the Committee a distribution request form provided for that purpose and the Committee has approved in its sole discretion the commencement of the payment at the time and in the form requested, which discretion may be exercised without regard to similarly situated Spouses. Thereafter, the Committee shall instruct the Employer to make payment. In the event payment of a Death Benefit does not commence or is not made until after a Spouse's Payment Date, the Plan will pay to such Spouse all amounts due and unpaid since the Payment Date in accordance with the form of payment automatically in effect on the Payment Date. Notwithstanding the request or election of a Spouse to the contrary, the Committee shall direct an immediate distribution of a single sum payment if the value of the Beneficiary's Death Benefit payable as of the Payment Date does not exceed $10,000.

                                     ARTICLE VI

                      FORM AND PAYMENT OF RETIREMENT BENEFITS

       6.1    NORMAL FORM OF PAYMENT.  Subject to Section 6.2, a
Participant's Accrued Benefit payable in accordance with Article IV shall be paid commencing on the Payment Date in the form of a Single Life Annuity for a Ten-Year Term Certain.

       6.2 OPTIONAL FORMS OF PAYOUT. Subject to the limitations expressed herein, a Participant who is entitled to receive a Retirement Benefit may elect by written application to the Committee to receive such benefit in one of the optional forms of payment set forth in Subsections 6.2(a) through 6.2(e) herein. All elections must be made within 30 days following the effective date of this Amendment. The Committee, shall at its sole discretion, approve or disapprove of each election submitted by each Participant; provided, however, that any election to receive a lump sum payout pursuant to Subsection 6.2(a) herein, where such payout occurs between a Participant's Early Retirement Date and Normal Retirement Date, shall be automatically approved by the Committee. All optional forms of payment shall be Actuarially Equivalent as determined under Section 2.2 of the Plan. The Committee's exercise of discretion under this Section 6.2 may be without regard to other Participants who are similarly situated.

              (a) LUMP SUM PAYMENT. A single sum payment equal in value to the Actuarial Equivalent of the Participant's Accrued Benefit, provided such Lump Sum is not payable earlier than the Participant's Early Retirement Date or unless there has been a Change of Control; and

              (b) JOINT AND SURVIVOR ANNUITY, which is a reduced Retirement Benefit payable monthly during the lifetime of the Participant with the provision that a percentage, which percentage shall be chosen by the Participant but shall not exceed one hundred percent, with the consent of the Committee not later than the 30th day following the effective date of this Amendment, of such monthly benefit shall be payable to the Participant's Beneficiary in monthly installments commencing on the first day of the month following the month in which the Participant dies and continuing thereafter on the first day of the month during the remaining lifetime of the Beneficiary; and

              (c) SINGLE LIFE ANNUITY FOR A TERM CERTAIN, which is a reduced Retirement Benefit payable during the lifetime of the Participant, provided that the Participant's Beneficiary shall receive the same monthly payment until a number of years, which number shall be selected by the Participant but shall not exceed 20 years and shall be subject to the approval of the Committee, (the Term Certain) have passed since the Participant's Payment Date if the Participant dies prior to receiving payments for the Term Certain. In the event the Participant and his or her Beneficiary decease before the Term Certain shall have expired, the Actuarial

       Equivalent of the remaining payments for the Term Certain shall be paid to the estate of the last to die of the Participant and the Beneficiary; and

              (d) INSURANCE ANNUITY HELD IN THE COMPANY'S NAME, which shall be equivalent to a reduced Retirement Benefit payable during the lifetime of the Participant, upon such terms and provisions as are available to the Company through one or more insurance carriers selected at the sole discretion of the Committee. Any such insurance annuity shall be purchased by the Company, and the Company shall be the sole owner of the insurance annuity. In the event that the Participant and any Beneficiary named under such insurance annuity shall decease before the full payment of the reduced Retirement Benefit, the Actuarial Equivalent of the remaining payments for the Term Certain shall be paid to the estate of the last to die of the Participant and the Beneficiary; and

              (e) ALTERNATE PAYMENT SCHEDULE. A Participant may submit an alternate payment schedule to the Committee for approval; provided, however, that no such alternate payment schedule shall be permitted unless approved by the Committee, at its sole discretion.

       6.3 DESIGNATION OF BENEFICIARY. A Participant to whom the provisions regarding an optional form of payment applies shall designate a Beneficiary on a beneficiary designation form provided by the Committee. The person may change such designation of Beneficiary at any time by filing a new beneficiary designation form with the Committee. No designation of Beneficiary or change of Beneficiary shall be effective until filed with the Committee. Subject to the Participant's appointing a contingent Beneficiary, if a Beneficiary commences to receive payments under an optional form of payment before distribution of all Term Certain payments to that Beneficiary has been completed, any payment to which the Beneficiary would have been entitled had he survived shall be paid to the Beneficiary's estate in such amount and at such times as it would have been paid had the Beneficiary survived to receive the payments.

       6.4 EFFECT OF PARTICIPANT RESUMING EMPLOYMENT OR RECEIVING A LUMP SUM. If a Participant has ceased to be an Employee, has commenced to receive Retirement Benefits in a form other than a Lump Sum, and again becomes an Employee, Retirement Benefit payments, if any, shall not be made during the period of such reemployment. Upon subsequent Termination of Employment by such Participant, the Participant shall be entitled to receive a Retirement Benefit equal to the greater of (a) the monthly benefit to which he was entitled from the Plan upon such date of reemployment, if any, or (b) an amount determined under the Plan, payable in the same form as (a), if applicable, as of such Termination of Employment, reduced however, by the Actuarial Equivalent of Retirement Benefits paid to the Participant prior to his reemployment. If a Participant has received a Lump Sum distribution with respect to all or any portion of his Accrued Benefit, the Accrued Benefit shall be determined as provided in Section 2.1 except that it shall be reduced by the Actuarial Equivalent value of such prior Lump Sum.

                                     ARTICLE VII

                                   ADMINISTRATION

       7.1 AUTHORITY AND RESPONSIBILITY OF THE BOARD OF DIRECTORS. The Board of Directors shall have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan; provided the responsibility for administration and operation of the Plan shall be delegated to the Committee.

       7.2 COMMITTEE MEMBERSHIP. The Committee shall consist of three members, one of whom shall be the chief executive officer of the Company, one of whom shall be the chief financial officer of the Company and a third member who shall be chosen by the two previously named members. The members of the Committee shall remain as such until they resign their respective offices with the Company, and in the case of the member of the Committee, named to serve on the Committee by the chief executive officer and chief financial officer, until removed by such two members of the Committee. The Committee shall have the general responsibility for the administration of the Plan and for carrying out its provisions. In the event the previously named three persons shall not be the Committee, the Board of Directors will constitute the Committee.

       7.3 COMMITTEE STRUCTURE. If requested to do so, each member of the Committee, upon becoming a member of the Committee, shall file an acceptance thereof in writing with the secretary of the Company and the secretary of the Committee. Any member of the Committee may resign by delivering his written resignation to the secretary of the Company and the secretary of the Committee, and such resignation shall become effective upon the date specified therein. In the event of a vacancy in membership, the remaining members shall constitute the Committee with full power to act until said vacancy is filled.

       7.4 COMMITTEE ACTIONS. The action of the Committee shall be determined by the vote or other affirmative expression of a majority of its members. The Committee shall choose a chairman who shall be a member of the Committee and a secretary who may (but need not) be a member of the Committee. The secretary shall keep a record of all meetings and acts of the Committee and shall have custody of all records and documents pertaining to its operations. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee. A Committee member shall not exercise any discretion under this Plan with respect to himself.

       7.5 COMMITTEE DUTIES. The Committee shall administer and enforce the Plan in accordance with the terms of the Plan and shall have all powers necessary to accomplish that purpose, including but not by way of limitation, the following:

              (a) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

              (b)    To construe the Plan;

              (c) To determine all questions arising in its administration, including those relating to the rights of Participants, former Participants, Spouses and Beneficiaries to the entitlement to payment of Retirement Benefits and Death Benefits; and its decision thereon shall be final and binding upon all persons hereunder;

              (d) To compute the amount and kind of benefits payable to Participants, Spouses or Beneficiaries under the Plan;

              (e) To authorize all disbursements in accordance with the provisions of the Plan;

              (f) To employ and suitably compensate such accountants, attorneys (who may but need not be the accountants or attorneys of the Company), clerical employees and other persons to render advice as may be deemed necessary to the performance of its duties;

              (g) To communicate the Plan and its eligibility requirements to certain Employees and to notify Employees when they become eligible to participate;

              (h) To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant;

              (i) To keep records relating to Participants and other matters applicable to this Plan;

              (j)    To appoint an agent for service of legal process;

              (k) To prescribe procedures to be followed by Participants, Spouses and Beneficiaries in claiming benefits;

              (l) To develop and make available forms for use by Participants and Spouses for making elections provided by the Plan;

              (m) To make available for inspection and to provide upon request at such charge as may be permitted and determined by the Committee, documents and instruments required to be disclosed by law;

              (n) To withhold any and all taxes as may be required by law to be withheld from any payment; and

              (o) To file all reports as required by law with governmental agencies.

       7.6 BOARD AND COMMITTEE LIABILITY. The Board of Directors, the Committee and the respective members hereunder shall be free from all liability, joint or several, for their acts or failure to act hereunder.

       7.7 COMMITTEE BONDING. The Board of Directors and the Committee shall serve without bond (except as otherwise required by law) and without compensation for their service as such; but all expenses of the Committee shall be paid by the Employers.

       7.8    COMMITTEE ALLOCATIONS AND DELEGATIONS OF RESPONSIBILITY.

              (a) DELEGATION. The Board of Directors and Committee shall have the authority to delegate from time to time, by instrument in writing filed in its minute books, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable (and may authorize such person to delegate such responsibilities to such other person or persons as the Board of Directors or Committee shall authorize); and in the same manner the Board of Directors and Committee shall have the authority to revoke any such delegation of its responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors or the Committee whichever is appropriate. Neither any Employer, any member of the Board of Directors, nor the Committee shall be liable for any acts or omissions of any such delegate. The delegate shall report periodically to the Board of Directors or the Committee, whichever is appropriate, concerning the discharge of the delegated responsibilities.

              (b) ALLOCATION. The Board of Directors and the Committee shall have the authority to allocate from time to time, by instrument in writing filed in its minute books, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors or the Committee, whichever is appropriate. Neither any Employer nor the Committee shall be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall report periodically to the Board of Directors or the Committee concerning the, discharge of the allocated responsibilities.

              (c) LIMITATION ON LIABILITY. Fiduciary duties and responsibilities which have been allocated or delegated pursuant to the terms of (a) or (b) of this section are intended to limit the liability of the Employer, Board of Directors or Committee, as appropriate.

       7.9 INFORMATION TO BE SUPPLIED BY EMPLOYERS. Employers shall provide the Committee or its delegate with such information as it shall from time to time need in the discharge of its duties.

       7.10 RECORDS. The regularly kept records of the Committee and any Employer shall be conclusive evidence of the Accrued Benefit, the Retirement Benefit, the Years of Service of a person, his Compensation and Average Monthly Compensation, his age and the age of any Spouse or Beneficiary, his status as an Employee, and all other matters applicable to this Plan; provided that a person may request a correction in the record of his age at any time prior to his Payment Date, and such correction shall be made if within 90 days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Committee.

       7.11 CAPACITY. Any person or group of persons may serve in more than one capacity with respect to the Plan.

       7.12 EMPLOYER'S AGENT. The Company and/or the Committee shall act as agent for each Employer in the administration of the Plan.

       7.13 COMMITTEE DECISIONS FINAL. The decision of the Committee in matters within its jurisdiction shall be final, binding, and conclusive upon the Employers and upon each Employee, Participant, Spouse, Beneficiary, and every other person or party interested or concerned.

                                    ARTICLE VIII

                                  CLAIMS PROCEDURE

       8.1 INITIAL CLAIM FOR PAYMENT. Each Participant or Beneficiary shall submit a claim for payment to the Committee (or to such other person as may be designated by the Committee) in such manner as is prescribed by the Committee. When a claim for benefits is filed, the Committee shall undertake to dispose of such claim in a reasonable time, and inform the Participant or Beneficiary of such disposition and the reason for it. A Participant shall have no right to seek review of a denial of payment or to bring any action in any court to enforce a claim for payment prior to filing a claim for payment and exhausting the rights to review as delineated under Section 8.2.

       8.2 REVIEW OF CLAIM DENIAL. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Committee review the denial, provided that the claimant files a written request for review with the Committee within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or a claimant's duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Committee. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

                                ARTICLE IX

                      MAINTENANCE OF PLAN BY EMPLOYERS

       9.1 MAINTENANCE OF PLAN. An Affiliate which is a wholly-owned, directly or indirectly, subsidiary of the Company shall be an Employer for purposes of this Plan. Each Employer shall execute such documents and take such other actions as may be required or directed by the Board or the Committee to implement or effect the Plan. If the Board desires to amend this Plan as to its application to the employees of any Employer, it may do so by use of an Appendix. Notwithstanding any term or provision of this Plan, the terms and provisions as may be imposed by the Board and attached hereto in an Appendix shall govern.

       9.2 PROCEDURE FOR WITHDRAWAL. Any Employer (other than the Company) may by resolution of the Board, subject to such conditions as may be imposed by the Board, cease to be an Employer for purposes of this Plan.

                                     ARTICLE X

                             AMENDMENT AND TERMINATION

       10.1 AMENDMENTS. The Board may amend, modify, change, revise or discontinue this Plan by amendment at any, time; provided, however, no action shall, without the written consent of the affected person, entity, Participant, Spouse or Beneficiary (a) increase the duties or liabilities of any person or entity, (b) reduce the Participant's Accrued Benefit as of the date of the amendment; or (c) change the method of determining the Participant's Accrued Benefit or the right thereto, including the right to such Accrued Benefit as provided in Section 10.2; or (d) amend, in any way, the provisions of Article X or Section 12.1. Nothing in the preceding sentence on any other provision herein shall limit or restrict the Committee's right to reasonably effect the manner, form or timing of distributions hereunder other than any manner, form or timing required pursuant to Section 10.2.

       10.2 TERMINATION OF THE PLAN. This Plan shall terminate: (a) at such time as the Board, in its discretion, may determine; (b) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978 or any similar law or regulation shall be filed by the Company or if the Company shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by the Company for its dissolution or liquidation; (c) if the Company is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978 or any similar law or regulation is filed against the Company or if any case or proceeding in filed against the Company for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within 45 days after the entry or filing thereof; (d) if an application is made by the Company for the appointment of a receiver, trustee or custodian of the Company's assets; (e) if an application is made by any person other than the Company for the appointment of a receiver, trustee, or custodian for the Company's assets and the same is not dismissed within 45 days after the application therefor; or (f) if the Company is dissolved and its business operations are not continued by or under the control of substantially the same person or persons as control the Company or no successor entity assumes the liability of the Plan. Such termination shall become effective, in the case of the occurrence of the event described in (a) of the preceding sentence, by the delivery of notice by the Board to the Participant, or in the case of the occurrence of an event described in (b), (c), (d), (e) or (f) upon the occurrence of the event. In the event of a termination of the Plan for the reasons listed in (a) or (f), the termination of the Plan shall not reduce the Participant's Accrued Benefit, which shall be fully vested and nonforfeitable as of the date the Plan is terminated, and the Employer shall pay as soon as administratively possible in a Lump Sum to each Participant or Beneficiary an amount equal to the value of his unpaid Accrued Benefit (based upon Average Monthly Compensation and Years of Service to the date of Plan termination) on the date of the Plan's termination. In the event of a termination of the Plan for any reason listed in (b), (c), (d), or (e), the Accrued Benefit shall be fully vested and nonforfeitable, and paid consistently with the disposition of the event listed in (b), (c), (d) or (e).

                                     ARTICLE XI

                EXCLUSIVITY OF SERVICES AND CONFIDENTIAL INFORMATION

       11.1 NON-COMPETITION. As a condition of participation in the Plan or the payment or accrual of any benefit hereunder on or after the Effective Date, each Participant agrees to execute when presented, but generally on or about the Payment Date a written agreement whereby the Participant shall obligate himself and be obligated:

              (a) not to compete on or after the Payment Date, whether as employer, employee, agent, proprietor, owner, partner, contractor, stockholder (other than as the holder of less than five percent (5%) of the stock of a corporation the securities of which are traded in the United States of America or in another country on a national securities exchange or in the over-the-counter or another comparable market), director or otherwise, with an Employer or an entity controlled by the Employer on or after the Payment Date or in which an Employer or an entity controlled by the Employer is substantially engaged at any time on or after the Payment Date; provided that this covenant shall not require the Participant to divest himself of any interest or involvement in an enterprise held by the Participant or existing prior to such time as the Employer or an entity controlled by an Employer shall have begun, or begun active consideration of, engaging in the same or similar businesses as those conducted by such enterprise; and

              (b) not to induce or attempt to persuade any employee of an Employer or an entity controlled by an Employer to terminate such person's employment relationship in order to enter into employment competitive with an Employer or an entity controlled by an Employer.

       11.2 NONDISCLOSURE. As a condition of participation in the Plan and accrual of any benefit hereunder, each Participant acknowledges and agrees that any and all information ("Information") that may be obtained by him at any time during his employment with an Employer or an entity controlled by an Employer with respect to the conduct and details of the business of an Employer or an entity controlled by an Employer shall be deemed to be confidential information ("Confidential Information"). For purposes of this Agreement, "Information" shall mean all materials and information about customers or clients of an Employer or an entity controlled by an Employer, all materials and information about sources or supply of property (real or otherwise), materials, equipment or financing, price, and cost related to the business of an Employer or an entity controlled by an Employer, and trade secrets, ideas, and all other tangible and intangible items related to the business of an Employer or an entity controlled by an Employer, which may be disclosed to the Participant by an Employer or an entity controlled by an Employer or developed or acquired by the Participant; provided that such information is maintained by an Employer or an entity controlled by an Employer in a reasonably confidential manner and that such information is not generally available to the public other than as a result of a disclosure or other action by the Participant. The Participant also agrees that Confidential Information shall not be used by the Participant, directly or indirectly disclosed by the Participant, or used by the Participant for the benefit of any third party during the Participant's employment with an Employer or an entity controlled by an Employer and thereafter without the prior written consent of the Board of Directors of the Company. The Participant further agrees that upon Termination of Employment he will surrender to the Company any books, lists, records, documents, and other similar property obtained by him or entrusted to him during his employment with an Employer or an entity controlled by an Employer or which were paid for by an Employer or an entity controlled by an Employer, it being explicitly understood and agreed that all such books, records, lists, documents, and other similar property are and shall remain the property of an Employer or an entity controlled by an Employer.

       11.3 REMEDIES. The following provisions shall apply to the provisions set forth in Section 11.1 or 11.2:

              (a) In the event of a violation by the Participant of any covenant contained in this Article XI or entered into pursuant to this Plan, the Participant shall forfeit his right to the Accrued Benefit, and the amount of any previous payments of the Accrued Benefit shall be paid to the Company within 90 days of the Company's issuing a notice of the violation.

              (b) Without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Participant of the covenants contained in this Article XI or an agreement entered into pursuant hereto it is expressly agreed that such other remedies cannot fully compensate the Employers for such a violation and that the Employers shall be entitled to injunctive relief (including temporary restraining orders after reasonable notice prior to application therefor) to prevent any such violation or continuing violation thereof, and the Participant hereby consents to the granting of such relief (including temporary restraining orders after reasonable notice prior to application therefor) by any court of competent jurisdiction.

              (c) It is the intent and understanding of the Company and the Participant that if in any action before any court or agency legally empowered to enforce the covenants contained in this Article XI or an agreement entered into pursuant hereto any term, restriction, covenant, or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

              (d) The covenants contained in this Article XI or an agreement entered into pursuant hereto shall continue in effect pursuant to, and to the extent consistent with, their terms notwithstanding the termination of the Participant's employment with the Employer or other termination of this Plan.

       11.4 LIMITATION OF APPLICATION. This Article shall not apply and shall be null and void upon a Change of Control or in the event of a Termination of Employment for Good Reason. For purposes of this Article XI, the Employer or the entity controlled by the Employer shall be limited to those entities for which the Participant was a common law Employee.

                                    ARTICLE XII

                              MISCELLANEOUS PROVISIONS

       12.1 SUCCESSOR ENTITY. Any successor entity to the Company by merger, consolidation, purchase or otherwise, shall be substituted hereunder for the Company and the Plan shall be binding upon all successors to and assigns of the Company, and the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form satisfactory to the Committee, expressly, absolutely and unconditionally to assume and agree to perform the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

       12.2 INDEMNIFICATION. Each Employer shall indemnify and hold harmless each member of the Board of Directors, the Committee and each officer and employee of an Employer to whom are delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such delegate or agent (including but not limited to reasonable attorney fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not otherwise paid for by liability insurance. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

       12.3 NONALIENATION OF PAYMENT. This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Participant and the Participant's Spouse's, Beneficiaries, heirs, executors, administrators and legal representatives. Except as permitted by the preceding sentence, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse, former spouse or children of the Participant, or for any other relative of a participant prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, or otherwise dispose of any right to benefits payable hereunder, shall be void. No Employer shall in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

       12.4 TAXATION PRIOR TO RECEIPT. If the Participant or Beneficiary is subject to taxation with respect to all or any portion of the Accrued Benefit prior to the calendar year in which the Participant or Beneficiary otherwise receives such portion, the Employer shall, at the written request of the Participant or Beneficiary accompanied by evidence satisfactory to the Employer of the correct determination of such tax liability, distribute the amount of the Accrued Benefit determined to be taxable to the Participant or a Beneficiary as soon as practicable.

       12.5 ALLOCATION TO EMPLOYER. The Committee shall, if necessary, determine each Employer's allocation of the Retirement or Death Benefit to which the Participant is entitled pursuant to this Plan. If allocation is necessary, the Employer shall pay such portion of the benefit payable hereunder as may be allocated to it. Such determination shall be binding on all Participants, Spouses, Beneficiaries and the Employers. Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer other than those records of the Committee relating only to the benefit of the Participant.

       12.6 PRIOR BENEFITS. This Plan amends and restates the Executive Benefit Plan of Varlen Corporation and its Participating Subsidiaries ("Former Plan"), with respect to any person who is a Participant, and any person who is a Participant herein or the Beneficiary of a Participant shall have no rights under or with respect to such Former Plan.

       12.7 DEDUCTION OF TAXES FROM AMOUNTS PAYABLE. The Employer may deduct from the benefit such amount as the Employer, in its sole discretion, deems proper to protect against liability for the payment of death, succession, inheritance, income, employment or other taxes, and out of the money so deducted the Employer may discharge any such liability and pay the amount remaining to the Participant or the Beneficiary, as the case may be.

       12.8 FACILITY OF PAYMENT. If a Participant or Beneficiary is declared an incompetent or is a minor and if a conservator, guardian or other person legally charged with the Participant's care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian or other person legally charged with the Participant's care. The decision of the Committee in such matters shall be final, binding and conclusive upon the Employer and upon each Employee, Participant, Spouse, Beneficiary, and every other interested or concerned person or party. Neither an Employer nor the Committee shall be under any duty to see to the proper application of such payments. All benefits under the Plan shall be paid to the person entitled thereto ("Payee") either by a check which shall be endorsed personally by the Payee or, if the Payee makes a written request on a form approved by the Committee, by a deposit in the personal savings or checking account of the Payee; provided that if any such deposit shall be made in error or in excess of the amount due, the Payee shall be liable to return any such payment or excessive portion of any payment.

       12.9 MITIGATION OF EXCISE TAX. If any amount payable under this Plan (without the application of this Section 12.9), either alone or together with other payments to the Participant from the Company or an Affiliate, would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment shall be reduced to the largest amount that will result in no portion of the amount payable under this Plan being subject to excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the amount payable is to apply shall be made by the Participant in good faith after consultation with the Company, and such determination shall be conclusive and binding on the Company. The Company shall cooperate in good faith with the Participant in making such determination and in providing the necessary information for this purpose.

The foregoing provisions of this Section 12.9 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the payment to such person under this Plan would be less than the amount of the payment under this Plan as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

       12.10 EFFECT OF RETURN OF BENEFIT CHECKS. Each person entitled to benefits under this Plan shall furnish the Committee with the address to which his benefit checks shall be mailed. If any benefit check mailed by regular United States mail to the last address appearing on the Committee's records is returned because the addressee is not found at that address, the mailing of benefit checks shall stop. Thereafter, if the Committee receives written notice of the proper address of the person entitled to receive such benefit checks and is furnished with evidence satisfactory to the Committee that such person is living, all amounts then due shall be forwarded to such person.

       12.11 SMALL PENSIONS. Notwithstanding any other provision of this Plan, if the Lump Sum value of a Retirement Benefit or Death Benefit does not exceed $10,000, the Committee, in its discretion, may immediately make full payment of such in a Lump Sum.

       12.12 CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to constitute a contract of employment between an Employer and any Employee or Participant.

       12.13 SOURCE OF PAYMENT. All payments under this Plan shall be from the general funds of the Employers, and no special or separate, fund shall be established and no other segregation of assets shall be made to assure payment. No Participant shall have any right, title, or interest whatever in or to any investments which the Employer may make to aid the Employer in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between an Employer and any Participant. To the extent that any person acquires a right to receive payments from the Employer hereunder, such right shall be no greater than the right of an unsecured creditor of the Employer.

       12.14 LIMITATION ON LIABILITY. No Employer nor any agent or representative of any Employer who is an employee, officer, or director of an Employer in any manner guarantees the payments to be made under this Plan against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful and material misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. No Employer shall be responsible for any act or failure to act of any agent appointed to administer the Plan.

       12.15 ENFORCEMENT OF PLAN. It is the intent of the Company that the Participant not be required to incur the expenses associated with the enforcement of his rights under this Plan by litigation or other legal action, or be bound to negotiate any settlement of his rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Participant hereunder. Accordingly, if it is finally determined by a court or other entity of competent jurisdiction that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation, arbitration or other legal account designed to deny, diminish or to recover from the Participant the benefits entitled to be provided to the Participant hereunder, and that Participant has complied with all or his obligations under this Plan, the Company irrevocably authorizes the Participant from time to time to retain counsel of his choice, at the expense of the Company, but only to the extent such expense is reasonable and it is determined by the court or arbiter before whom the matter is pending that the Participant is as likely as not to prevail on the merits, to represent the Participant in connection with the initiation or defense of any litigation, arbitration, or other legal action, whether such action is by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Participant's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Participant agree that a confidential relationship shall exist between the Participant and such counsel. The reasonable fees and expenses of counsel selected from time to time by the Participant, as hereinabove provided, shall be paid or reimbursed to the Participant by the Company on a regular, periodic basis upon presentation by such counsel in accordance with its customary practices. Any legal expenses incurred by the Company by reason of any dispute between the parties as to the enforceability of or the terms contained in this Plan, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Participant for such expenses. The rights extended hereunder which would apply to a Participant shall be equally applicable to a Beneficiary.

       12.16 NO OBLIGATIONS TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTUAL RIGHTS.

              (a) The Participant shall not be required to mitigate damages or the amount of any payment provided for under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan be reduced by any compensation earned by the Participant as the result of employment by another employer after the termination of the Participant's employment, or otherwise.

              (b) The provisions of this Plan, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Participant's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, incentive plan or securities plan, employment agreement or other contract, plan or arrangement of the Company or an Affiliate.

       12.17 HEADINGS. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

       12.18 INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

       12.19 LAW GOVERNING. The Plan shall be construed and enforced according to the laws of the State of Illinois (other than its laws respecting choice of law) to the extent not preempted by the Act.


              Executed this ______ day of ______, 1990.


                                                 VARLEN CORPORATION


                                                 By:
                                                 ___________________________